PRESS RELEASE

LAS VEGAS, NEVADA, March 31, 2014 -- American Casino & Entertainment Properties LLC (“ACEP”) today reported financial results for the fourth quarter and year ended December 31, 2013.

Net revenue was $78.3 million for the fourth quarter of 2013 compared to $79.0 million for the fourth quarter of 2012, a decrease of 0.9%. ACEP reported a fourth quarter Net Loss of $2.8 million for 2013 compared to a Net Loss of $8.3 million for the fourth quarter of 2012. Adjusted EBITDA increased 1.7% to $12.0 million for the fourth quarter of 2013 compared to $11.8 million for the fourth quarter of 2012. Adjusted EBITDA Margin also increased to 15.3% compared to 14.9% in 2012.

For the year ended December 31, 2013, Net revenue was $337.4 million compared to $339.8 million in 2012, a decrease of 0.7%. ACEP reported a Net loss of $15.1 million for 2013 compared to a Net loss of $15.8 million in 2012. Adjusted EBITDA decreased 1.3% to $62.5 million compared to $63.3 million in 2012. Adjusted EBITDA Margin declined slightly to 18.5% compared to 18.6% in 2012.

Financial Statistics as of December 31, 2013:

•	Cash	$ 55.2 million

•	Unrestricted Cash	$ 46.6 million

•	Consolidated Total Debt	$ 335.2 million

•	Consolidated Capital Expenditures for the four Fiscal Quarters ended December 31, 2013	$ 13.9 million

Conference Call Information:

We will hold our fourth quarter 2013 earnings conference call, Wednesday, April 2, 2014 at 9:00 AM Pacific Time (10:00 AM Mountain, 11:00 AM Central, 12:00 PM Eastern). To attend, dial 888-503-8175 (US/Canada toll-free). The passcode is 8931135. A recording of the call will be available on American Casino & Entertainment Properties LLC’s website Investor Relations page, www.acepllc.com.

For more information regarding American Casino & Entertainment Properties LLC, please visit our web site at www.acepllc.com.

Please see the comments at the end of this release for information about non-GAAP financial measures.

2000 Las Vegas Boulevard South ∙ Las Vegas, Nevada 89104

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Audited)
	(in millions)		(in millions)
Income Statement Data:
Revenues:
Casino	$47.3	$48.1	$199.0	$200.7
Hotel	13.8	13.7	64.0	64.1
Food and beverage	16.3	15.6	68.3	66.9
Tower, retail, entertainment and other	7.4	7.7	32.3	33.2
Gross revenues	84.8	85.1	363.6	364.9
Less promotional allowances	6.5	6.1	26.2	25.1
Net revenues	78.3	79.0	337.4	339.8

Costs and expenses:
Casino	15.5	15.9	64.1	65.1
Hotel	7.3	7.6	32.5	34.1
Food and beverage	12.4	12.7	52.6	51.6
Other operating expenses	2.8	2.8	11.3	11.5
Selling, general and administrative	28.4	29.4	115.1	116.0
Pre-opening costs	-	-	0.1	0.1
Depreciation and amortization	7.6	8.3	31.7	33.3
Total costs and expenses	74.0	76.7	307.4	311.7
Income from operations	$4.3	$2.3	$30.0	$28.1

EBITDA Reconciliation:
Net loss	$(2.8)	$(8.3)	$(15.1)	$(15.8)
Interest expense	7.1	10.6	37.2	42.8
Depreciation and amortization	7.6	8.3	31.7	33.3
EBITDA	$11.9	$10.6	$53.8	$60.3

Numbers may vary due to rounding.

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
	(in millions)		(in millions)
Adjusted EBITDA Reconciliation:
Net loss	$(2.8)	$(8.3)	$(15.1)	$(15.8)
Interest expense	7.1	10.6	37.2	42.8
Depreciation and amortization	7.6	8.3	31.7	33.3
Gain on disposal of assets	-	-	(0.1)	(0.1)
Pre-opening costs	-	-	0.1	0.1
Management fee - related party	-	0.3	0.5	1.0
Loss on debt redemption	-	-	7.9	1.1
Other non-recurring and extraordinary expenses[1]	0.1	0.9	0.3	0.9
Adjusted EBITDA	$12.0	$11.8	$62.5	$63.3
Adjusted EBITDA Margin	15.3%	14.9%	18.5%	18.6%

1As further defined in the First Lien Credit and Guaranty Agreement and Second Lien Credit Guaranty Agreement dated July 3, 2013 (the “Credit Agreements”). The 2012 Adjusted EBITDA calculations have been restated to conform with the Credit Agreements.

Numbers may vary due to rounding.

2

Following are selected statistics related to revenues that we use to make strategic decisions in the day-to-day evaluation of our business, which we believe will be useful to investors when evaluating the performance of our business:

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

WPU - Slot
Stratosphere	107.71	104.83	107.91	106.85
Decatur	108.62	110.84	113.31	112.58
Boulder	69.35	68.06	73.37	73.03
Aquarius	126.64	130.52	138.21	133.60
ACEP Consolidated	105.21	106.08	110.78	108.96

WPU - Tables
Stratosphere	724.64	724.64	772.74	832.68
Decatur	452.90	543.48	502.28	591.99
Boulder	326.09	434.78	383.98	382.51
Aquarius	384.27	404.16	509.57	490.37
ACEP Consolidated	534.20	556.03	604.51	632.86

ADR
Stratosphere	48.59	51.34	49.99	50.94
Decatur	45.51	42.09	44.07	43.19
Boulder	42.08	40.11	41.01	39.84
Aquarius	43.67	44.54	49.70	48.65
ACEP Consolidated	46.75	48.52	49.19	49.43

Hotel Occupancy %
Stratosphere	70.4	74.6	79.1	84.6
Decatur	61.5	63.0	67.7	63.8
Boulder	42.9	42.1	45.8	45.9
Aquarius	39.8	39.4	49.5	49.4
ACEP Consolidated	56.3	58.2	64.9	67.4

Net Revenue (Unaudited, in millions)
Stratosphere	35.5	35.5	151.2	154.5
Decatur	14.7	14.6	59.7	59.6
Boulder	7.7	7.5	31.9	31.7
Aquarius	20.4	21.2	94.2	93.3
Corporate	0.0	0.2	0.4	0.7
ACEP Consolidated	78.3	79.0	337.4	339.8

Numbers may vary due to rounding.

1.	Win per Unit-Slots represents the total amount wagered in slots less amounts paid out to players, amounts paid on participations and discounts divided by the average number of slot units and days during the period.

2.	Win per Unit-Tables represents the total amount wagered on tables less amounts paid out to players and discounts divided by the average number of table units and days during the period.

3.	Average Daily Room Rate is the average price of occupied rooms per day.

4.	Hotel Occupancy Rate is the average percentage of total hotel rooms occupied during a period.

5.	Net Revenues are the gross revenues less promotional allowances.

3

“Unrestricted Cash” means, cash and cash equivalents in accordance with GAAP, excluding amounts required by ACEP and its Restricted Subsidiaries to be maintained to satisfy minimum bankroll requirements, mandatory game security reserves, allowances for redemption of casino chips and tokens or payment of winning wagers to gaming patrons.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures on a consolidated basis that, in accordance with GAAP, are, or should be included in “purchase of property and equipment” or similar items and further defined in the first and second lien credit agreements.

“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all Indebtedness (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)) as defined in the first and second lien credit agreements determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Debt shall not include Indebtedness in respect of Letters of Credit, except to the extent of the unreimbursed amount thereunder.

Non-GAAP Measures:

We have included certain “non-GAAP financial measures” in this earnings release. We believe that our presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin is an important supplemental measure of our operating performance to investors. Management uses these non-GAAP financial measures to evaluate our operating performance and make strategic decisions about our business on a day-to-day basis. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are also a commonly used performance measure in our industry, hotel and gaming. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin together with performance measures calculated in accordance with Generally Accepted Accounting Principles, GAAP, provide investors a more complete understanding of our operating results before the impact of investing transactions, financing transactions and income taxes, and facilitates more meaningful comparisons between the Company and its competitors. We calculate EBITDA as earnings before interest expense, depreciation and amortization, and income taxes. Adjusted EBITDA is EBITDA plus gains/losses on the disposal of assets, non-cash impairment charges, loss on debt redemption, pre-opening expenses, and management fees. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Net revenues.

Contact:

Investor Relations

Phyllis Gilland

(702) 380-7777

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